UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2014

ARTHROCARE CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-027422	94-3180312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7000 West William Cannon, Building One

Austin, TX  78735

(Address of principal executive offices, including zip code)

(512) 391-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1   to the current report on Form 8-K filed by ArthroCare Corporation on February 3, 2013  is being filed to include as Exhibit 2.1 the Agreement and Plan of Merger, dated as of February 2, 2014, as described below and, as Exhibits 99.1 and 99.2, certain voting agreements.

Item 1.01 Entry into a Material Definitive Agreement.

On February 2, 2014, ArthroCare Corporation, a Delaware corporation (the “Company”), Smith & Nephew, Inc., a Delaware corporation (“Parent”), Rosebud Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Subsidiary”) and Smith & Nephew plc, an English public limited company, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company and Parent agreed that Parent will acquire the Company by means of a merger of Merger Subsidiary with and into the Company (the “Merger”), with the Company being the surviving corporation and a wholly owned subsidiary of Parent (the “Surviving Corporation”).

At the effective time of the Merger, each issued and outstanding share of common stock of the Company (other than common shares held by the Company or its subsidiaries, Parent or its subsidiaries, Merger Subsidiary or a stockholder who properly demands appraisal of such common shares under Delaware law) will be converted into a right to receive $48.25 per share in cash (the “Merger Consideration”).

At the effective time of the Merger, each equity award of the Company, including each option to acquire shares of common stock of the Company, whether vested or unvested (“Company Option”), stock appreciation right of the Company, whether vested or unvested (“Company Stock Appreciation Right”) , Company restricted stock unit, whether or not then exercisable or vested (“Company RSU”)  and Company performance share (“Company Performance Share”) that is outstanding immediately prior to the Merger will be canceled and, in exchange, Parent will cause the Surviving Corporation to pay each holder of a cancelled Company Option, Company Stock Appreciation Right, Company RSU and Company Performance Share, a cash amount, if any, equal to the product of (i) the Merger Consideration less any applicable exercise price per share, and (ii) the number of Shares covered by such Company Option, Company Stock Appreciation Right, Company RSU and, to the extent of attained performance (subject to a minimum of 1/3 achievement), Company Performance Share, subject to reduction for withholding taxes. Each of the Company and Parent made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants by the Company to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger.

Conditions to the Merger

The completion of the Merger is subject to customary conditions, including approval by the Company’s stockholders, the absence of any material adverse effect on the Company’s business and receiving antitrust approvals (including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended). The Company has also agreed, subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, any alternative transaction. In addition, each of the parties have agreed to use their reasonable best efforts to cause the Merger to be consummated. Subject to certain exceptions, the Merger Agreement also requires the Company to call and hold a stockholders’ meeting and for the Company’s board of directors (the “Board”) to recommend that the Company’s stockholders adopt the Merger Agreement. Prior to adoption of the Merger Agreement by the Company’s stockholders, the Board may in certain circumstances change its recommendation that the Company’s stockholders adopt the Merger Agreement, subject to complying with certain notice and other specified conditions set forth in the Merger Agreement, including giving Parent the opportunity to propose changes to the Merger Agreement.

Other Terms of the Merger Agreement

The Merger Agreement may be terminated under certain circumstances by the Company, prior to the adoption of the Merger Agreement by the Company’s stockholders, including in the event that the Company receives an unsolicited alternative acquisition proposal that the Company concludes, after following certain procedures, is a Superior Proposal (as defined in the Merger Agreement).  If the Company receives a Superior Proposal, Parent must be given the opportunity to match the Superior Proposal. In addition, Parent may terminate the Merger Agreement under certain circumstances, including if the Board changes its recommendation that stockholders adopt the Merger Agreement, if after a request from Parent the Board fails to reaffirm its recommendation of the Merger following an alternative acquisition proposal or if there is a material breach of the Company’s obligations relating to non-solicitation of an alternative acquisition proposal or the procedures to be followed following receipt of an unsolicited alternative acquisition proposal. Upon termination of the Merger Agreement under certain circumstances, the Company may be required to pay Parent a termination fee equal to $54.9 million.

The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Voting Agreements

On February 2, 2014, the Company entered into voting agreements (the “Voting Agreements”) with a stockholders of the Company, OEP AC Holdings, LLC and all members of the Board  (the “Signing Stockholders”). As of January 31, 2014, these stockholders collectively owned approximately 17.6% of the outstanding shares of the common stock of the Company on an as-converted basis.

The Voting Agreements require each Signing Stockholder to vote all of his or her shares (i) in favor of the adoption and approval of the Merger Agreement and approval of the Merger and other transactions contemplated by the Merger Agreement, (ii) in favor of any proposal to adjourn or postpone any meeting of the stockholders of the Company at which any of the foregoing matters are submitted for consideration to solicit additional votes and (iii) against any Acquisition Proposal (as defined by the Merger Agreement) and certain other actions that would reasonably be expected to interfere with consummation of the Merger. Pursuant to the Voting Agreements, each Signing Stockholder waives appraisal rights and provides an irrevocable proxy. The Voting Agreements do not limit or restrict the Signing Stockholder in his or her capacity as a director or officer from acting in such capacity or voting in such capacity in such person’s sole discretion on any matter.

The Voting Agreements and irrevocable proxies granted pursuant to the Voting Agreements terminate upon the earlier to occur of: (i) termination of the Merger Agreement in accordance with its terms,(ii) the date on which there is any material modification, waiver or amendment to the Merger Agreement that is adverse to the Signing Stockholder and not approved by the Signing Stockholder and (iii) the effective time.

The foregoing description of the Voting Agreements does not purport to be complete, and is qualified in its entirety by reference to the full text of the Voting Agreements, which are attached hereto as Exhibits 99.1 and 99.2  and are incorporated herein by reference.

Additional Information About the Acquisition and Where to Find It

A special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed merger between ArthroCare and Smith & Nephew.  ArthroCare expects to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents in connection with the proposed merger. Investors of ArthroCare are urged to read the definitive proxy statement and other relevant materials carefully and in their entirety when they become available because they will contain important information about ArthroCare, Smith & Nephew and the proposed merger. Investors may obtain a free copy of these materials (when they are available) and other documents filed by ArthroCare with the SEC at the SEC’s website at www.sec.gov, at ArthroCare’s website at www.arthrocare.com or by sending a written request to ArthroCare at 7000 W. William Cannon, Building One, Austin, Texas 78735, Attention: General Counsel.

Participants in the Solicitation

ArthroCare and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed merger.  Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of ArthroCare’s stockholders in connection with the proposed merger will be set forth in ArthroCare’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.

Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the merger and the ability to consummate the merger. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and ArthroCare undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) ArthroCare may be unable to obtain stockholder approval as required for the merger; (2) conditions to the closing of the merger may not be satisfied and required regulatory approvals may not be obtained; (3) the merger may involve unexpected costs, liabilities or delays; (4) the business of ArthroCare may suffer as a result of uncertainty surrounding the merger; (5) the outcome of any legal proceedings related to the merger; (6) ArthroCare may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (8) the ability to recognize benefits of the merger; (9) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (10) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all. If the merger is consummated, ArthroCare stockholders will cease to have any equity interest in ArthroCare and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of ArthroCare are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended September 31, 2013, which are available on the SEC’s website at www.sec.gov.   Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description
2.1 (a)	Agreement and Plan of Merger, dated as of February 2, 2014 between ArthroCare Corporation, Smith & Nephew, Inc., Rosebud Acquisition Corporation and Smith & Nephew plc.
99.1	Form of Voting Agreement between Parent, OEP AC Holdings LLC, Christian P. Ahrens and Gregory A. Belinfanti
99.2	Form of Voting Agreement between Parent and each of David Fitzgerald, Barbara D. Boyan, Ph.D., James G. Foster, Terrence E. Geremski, Tord B. Lendau, Peter L. Wilson, Fabiana Lacerca-Allen

(a) The annexes, schedules and certain exhibits ot the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: February 3, 2014
	By:	/s/ David Fitzgerald
David Fitzgerald
President and Chief Executive Officer